PROLOR BIOTECH ANNOUNCES NYSE AMEX LISTING

- Trading on NYSE AMEX Begins Monday, March 29, 2010 under Symbol “PBTH” -

Nes-Ziona, Israel – March 25, 2010 – PROLOR Biotech, Inc., (OTCBB: PBTH),  a company developing next generation biobetter therapeutic proteins, today announced that it has been authorized to list its shares of common stock on the NYSE AMEX stock exchange. The company anticipates that its common stock will begin trading on the NYSE AMEX on Monday, March 29, 2010, under the trading symbol “PBTH.”  Until that time, PROLOR’s common stock will continue to trade on the OTC Bulletin Board under the trading symbol “PBTH.”

“We are pleased to be moving the listing of our common stock from the OTCBB to the NYSE AMEX,” said Shai Novik, President of PROLOR.  “This is an important milestone that we anticipate will raise PROLOR’s profile in the global investor community and permit a larger number of institutional funds to consider adding PROLOR to their investable universe.  Listing on the NYSE AMEX marks an important step in our ongoing efforts to improve the liquidity of our common stock while we continue to execute our growth strategy.”

“We welcome PROLOR Biotech to the NYSE Euronext family of listed companies and to NYSE AMEX,” said Scott Cutler, NYSE Euronext Executive Vice President and Head of Listings, Americas.  “PROLOR Biotech and its stockholders will benefit from our superior market quality and technology, a broad array of issuer and investor services, and a global brand association.  We look forward to building a strong and lasting partnership with the company and its stockholders.”

Earlier this year, PROLOR reported results from a Phase I clinical study of its biobetter form of human growth hormone (hGH) that demonstrated its potential to reduce the required dosing frequency from one injection per day as required for currently available hGH to as few as two injections per month.  Last week, PROLOR announced that it had closed a $24.4 million private placement of its common stock.

ABOUT PROLOR BIOTECH
PROLOR Biotech, Inc. is a biopharmaceutical company applying unique technologies, including its patented CTP technology, primarily to develop longer-acting, biobetter, proprietary versions of already approved therapeutic proteins that currently generate billions of dollars in annual global sales.  The CTP technology is applicable to virtually all proteins and PROLOR is currently developing long-acting versions of human growth hormone, which is in clinical development, and interferon beta, factor VII, factor IX and erythropoietin, which are in preclinical development, as well as GLP-1 and other therapeutic peptides.  For more information on PROLOR, visit www.prolor-biotech.com.

Safe Harbor Statement:  This press release contains forward-looking statements, which may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” “suggests” and other words of similar meaning, including statements regarding the results of current clinical studies and preclinical experiments and the effectiveness of PROLOR’s long-acting protein programs, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect PROLOR’s business and prospects, including the risks that PROLOR may not succeed in developing any commercial products, including any long-acting versions of human growth hormone, erythropoietin, interferon beta, GLP-1, and other products; that the long-acting products in development may fail, may not achieve the expected results or effectiveness and/or may not generate data that would support the approval or marketing of these products for the indications being studied or for other indications; that ongoing studies may not continue to show substantial or any activity; that the actual dollar amount of any grants from Israel’s Office of the Chief Scientist is uncertain and is subject to policy changes of the Israeli government, and that such grants may be insufficient to assist with product development; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. The results of clinical trials in humans may produce results that differ significantly from the results of clinical and other trials in animals. The results of early-stage trials may differ significantly from the results of more developed, later-stage trials. The development of any products using the CTP platform technology could also be affected by a number of other factors, including unexpected safety, efficacy or manufacturing issues, additional time requirements for data analyses and decision making, the impact of pharmaceutical industry regulation, the impact of competitive products and pricing and the impact of patents and other proprietary rights held by competitors and other third parties. In addition to the risk factors described above, investors should consider the economic, competitive, governmental, technological and other factors discussed in PROLOR’s filings with the Securities and Exchange Commission.  The forward-looking statements contained in this pres release speak only as of the date the statements were made, and we do not undertake any obligation to update forward-looking statements, except as required under applicable law.

PROLOR CONTACT:	MEDIA CONTACT:
Shai Novik, President	Barbara Lindheim
PROLOR Biotech, Inc.	GendeLLindheim BioCom Partners
Tel: +1 866 644-7811	+1 212 918-4650
Email: shai@prolor-biotech.com